                                  EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     As independent public accounts, we hereby consent to the inclusion in this Form 10-K of our report dated March 18, 1998, included in this Annual Report into VSI Enterprises, Inc. previously filed Registration Statement No. 33-44036 on Form S-8 dated November 14, 1991, Registration Statement No. 33-44035 on Form S-8 dated November 14, 1991, Registration Statement No. 33-55094 on Form S-3 dated November 25, 1992, Registration Statement No. 33-56856 on Form S-8 dated January 8, 1993, Registration Statement No. 33-72512 on Form S-8 dated December 3, 1993, Registration Statement No. 33-81314 on Form S-8 dated July 7, 1994, Registration Statement No. 333-728 on Form S-3 dated January 30, 1996, Registration Statement No. 33-85754 on Form S-3 dated January 30, 1996 (Post-Effective Amendment No. 1), Registration Statement No. 333-15123 on Form S-3 dated October 30, 1996, Registration Statement No. 333-18237 on Form S-8 dated December 19, 1996, Registration Statement No. 333-18239 on Form S-8 dated December 19, 1996, Registration Statement No. 333-30597 on Form S-3 dated June 30, 1997, Registration Statement No. 333-44407 on Form S-3 dated January 14, 1998 and Registration Statement No. 333-48635 on Form S-3 dated March 25, 1998, of our report dated March 5, 1999, relating to the consolidated financial statements of VSI Enterprises, Inc. and subsidiaries appearing in the Company's annual report on Form 10-K for the year ended December 31, 1998.



/s/  Grant Thornton LLP
Atlanta, Georgia
April 12, 1999




                                       82